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STATE STREET              Code of Ethics
GLOBAL ADVISORS.          Effective: November 10, 2015
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    TABLE OF CONTENTS

1   Overview and Scope ......................................................  2

2   Statement of General Fiduciary Principles ...............................  2

3   Definitions .............................................................  4

4   Requirements of the Code Applicable to All Access Persons,
    Investment Personnel, and Non-Access Persons ............................  8

5   Trading Provisions, Restrictions, and Prohibitions Applicable to
    Access Persons and Investment Personnel ................................. 15

6   Additional Trading Requirements Applicable to Investment
    Personnel ............................................................... 17

7   Administration and Enforcement of the Code of Ethics .................... 18

    Appendix A -- SSGA Legal Entities and Locations ......................... 19

    Appendix B -- Beneficial Ownership ...................................... 21

    Appendix C -- Reporting Obligations ..................................... 23

    Appendix D -- Specific Country Requirements ............................. 25

    Appendix E -- Security Types and Pre-Clearance and Reporting
    Requirements ............................................................ 35

    Appendix F -- Designated Brokers ........................................ 38

    Appendix G -- Contacts .................................................. 39

The following Related Policies are available on the Compliance Department Collaborate website:

Note: The related policies and information are subject to change from time to time.

o    SSGA Inside Information Policy

o    SSGA Violation and Sanctioning Policy

o    State Street Standard of Conduct

o    State Street Corporation Political Activities Policy

o    State Street Global Anti-Corruption Policy

o    State Street Gifts and Entertainment Procedure

o    State Street Compliance Enforcement Procedure -- Global


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Code of Ethics                              SSGACOE_Nov2015_1

1    Overview and Scope

This Code of Ethics (the "Code") applies to (i) the employees of and certain designated contingent workers engaged at State Street Global Advisors, wherever located; (ii) officers of registered investment companies managed by SSGA Funds Management, Inc. ("SSGA FM"), excluding registered investment companies for which SSGA FM serves as sub-adviser (the
"Funds") (such individuals specified in (i) and (ii), collectively "Covered Persons"); and (iii) any other persons as designated from time to time by the State Street Ethics Office (the "Ethics Office"), or their designee. SSGA FM and other advisory affiliates of State Street make up State Street Global Advisors ("SSGA"), the investment management arm of State Street Corporation (see Appendix A for a list of SSGA entities and locations). In certain non-US countries, local laws, regulations or customs may impose requirements in addition to those required by the Code. Covered Persons residing in a country identified in Appendix D are subject to the applicable requirements set forth in Appendix D, as updated from time to time.

Please note that in France the provisions of this Code are complementary to the provisions of
State Street Global Advisors France, S.A.'s ("SSGAF") Internal Regulation as updated on July 1,
2011, and the other policies and procedures listed in Appendix D.

The Ethics Office administers this Code in coordination with SSGA's Global Chief Compliance Officer, and should be contacted if you have any questions concerning the meaning or interpretation of any provision of this Code.

2    Statement of General Fiduciary Principles

SSGA, its subsidiaries and affiliates (see Appendix A) (collectively "the Advisors", "Our", or "We") and the officers of the Funds owe a fiduciary duty to their advisory clients (including the Funds) and are subject to certain laws and regulations governing personal securities trading. Therefore, as a Covered Person, you have an obligation to observe the following principles, as applicable:

o At all times, avoid placing your personal interest ahead of the interests of the clients of the Advisors;

o Avoid actual and potential conflicts of interests between personal activities and the activities of the Advisors' clients'; and

o    Do not misappropriate investment opportunities from clients.

As such, your personal financial transactions and related activities, along with those of your family members (and others in a similar relationship to you) must be conducted consistently with this Code and in such a manner as to avoid any actual or potential conflicts of interest with the Advisors' clients' or abuse of your position of trust and responsibility. Please see
Appendix D for regional requirements concerning applicability of the Code to accounts associated with the Covered Persons.

When making personal investment decisions you must exercise extreme care to ensure that the prohibitions of this Code are not violated. We have developed this Code to promote the highest standards of behavior and ensure compliance with applicable laws. The Code sets

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Code of Ethics                              SSGACOE_Nov2015_1

forth procedures and limitations that govern the personal securities transactions of every Covered Person.

It is not possible for this Code to address every situation involving the personal trading of Covered Persons. The Ethics Office is charged with oversight and interpretation of the Code in a manner considered fair and equitable, in all cases placing the Advisors' clients' interests as paramount. No Covered Person shall recommend or cause an Advisor's client account to take action or refrain from taking action for the Covered Person's own personal benefit. Technical compliance with the procedures, prohibitions and limitations of the Code will not automatically insulate you from scrutiny of, or sanctions for, securities transactions that abuse your fiduciary duty to any client of the Advisors. In addition to the detailed rules on personal securities transactions and other issues, the Code sets forth general principles that will apply even if specific rules do not address a specific situation.

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3    Definitions

The definitions are designed to help you understand the application of the Code to all Covered Persons, and in particular, your situation. These definitions are an integral part of the Code and a proper understanding of them is necessary to comply with the Code. Please contact the Ethics Office (ethics@statestreet.com) if you have any questions. The specific requirements of the Code begin on page 8. Please refer back to these definitions as you read the Code.

     A. COVERED PERSON includes employees of the Advisors, including full-time and part-time, exempt and non-exempt employees (where applicable), officers of the Funds who are not employed by the Advisors, and other such persons as designated by the Ethics Office. Covered Person also includes certain designated contingent workers engaged at SSGA, including but not limited to consultants, contractors, and temporary help. Covered Persons are subject to the provisions of this Code.

The personal trading requirements of the Code also apply to related persons of Covered Persons, such as spouses, domestic partners, minor children, adult children and other relatives living in the Covered Person's household, as well as other persons designated as a Covered Person by the CCO or the Ethics Office, or their designee(s). (Please see Appendix B for more information regarding beneficial ownership and Appendix D for regional definitions.)

     B.   Categories of Covered Persons

          a.   ACCESS PERSONS are those Covered Persons, who,

               i. in connection with their regular functions or duties, (i) have access to nonpublic information regarding any of the Advisors' clients' purchase or sale of securities; (ii) have access to nonpublic information regarding the portfolio holdings of any of the Advisors' clients; and (iii) other persons designated as Access Persons by SSGA's Chief Compliance Officer ("CCO"), the Ethics Office or their designee(s); or

               ii.  are officers of the Funds.

          b.   INVESTMENT PERSONNEL are Access Persons who:

               i. in connection with their regular functions or duties, make investment recommendations or decisions; participate in making investment recommendations or decisions; are responsible for day-to-day management of a portfolio; have knowledge of investment decisions under consideration; execute trades; analyze and research securities;

               ii.  manage or are managed by employees meeting the criteria in
                    (i) above; and

               iii. other persons designated as Investment Personnel by SSGA's
                    CCO, the Ethics Office or their designee(s).

          c. NON-ACCESS PERSONS are Covered Persons who are not categorized as Access Persons or Investment Personnel.


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     C.   EMPLOYEES are all officers, directors, and employees of the Advisors, including full-time and part-time, exempt and non-exempt employees (where applicable), and other such persons as designated by the Ethics Office or their designee(s). Such persons may include fund officers, interns, and others providing services to the Advisors.

     D.   BENEFICIALLY OWNED ACCOUNT

The Code's provisions apply to accounts beneficially owned by the Covered Person, as well as accounts under direct or indirect influence or control of the Covered Person and include, but are not limited to:

          a. The Covered Person's own Reportable Accounts and Reportable Accounts "beneficially owned" by the Covered Person as described below;

          b. The Covered Person's spouse/domestic partner's/PACS(1) partner's Reportable Accounts and the Reportable Accounts of minor and adult children and other relatives living in the Covered Person's household;

          c. Accounts in which the Covered Person, his/her spouse/domestic partner/PACS partner, minor and adult children or other relatives living in their household have a beneficial interest (i.e. share in the profits even if there is no influence on voting or disposition of the shares); and

          d. Reportable Accounts (including corporate Accounts and trust Accounts) over which the Covered Person or his/her spouse/domestic partner/PACS partner or other relatives living in the Covered Person's household exercises investment discretion or direct or indirect influence or control.

See Appendix B for a more detailed discussion of Beneficially Owned Accounts and beneficial ownership. For additional guidance in determining beneficial ownership, contact the Ethics Office.

     E. REPORTABLE ACCOUNTS are Beneficially Owned Accounts that have the ability to hold Covered Securities (see Appendix E). These can include, but are not limited to:

o All brokerage(2) accounts including retirement and non-retirement accounts. This includes but is not limited to IRAs, RRSPs, UTMA and UGMA accounts.

o The Self-Directed brokerage accounts offered to employees of the Advisors by State Street Global Markets, LLC ("SSGM").

o Accounts which are provided to employees into which their Employee Incentive Awards are deposited.

o    Employee Stock Ownership and Purchase Plans ("ESOPs/ESPPs")

o Retirement plans (e. g. , 401(k)s in the United States and superannuation vehicles in Australia) in which the owner: (1) invests in Reportable Funds (i. e. , investment products advised or sub-advised by SSGA); or (2) has the ability to transact and hold other Covered Securities requiring pre-clearance in Appendix E. NOTE: IF THE 401(K) OR 403(B) IS ROLLED OVER


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(1)  PACS partner is a term for a domestic partner applicable in France.

(2) For the purposes of this document, "brokerage account" means an account with a financial institution in which the account own er can hold and trade a wide variety of securities. Covered Persons should contact their financial institution(s) to verify whether or not their account(s) can hold Covered Securities.

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     INTO AN IRA, IT IS NO LONGER CONSIDERED A COMPANY-SPONSORED RETIREMENT PLAN
     AND MUST BE REPORTED IF IT IS A BROKERAGE ACCOUNT, AS OUTLINED ABOVE.

Reportable Accounts do not include:

o Covered Person's personal bank accounts, government-subsidised (pension)-saving products, savings plans within the course of company pension schemes and educational savings plans which only allow unaffiliated open-end mutual funds, unit-investment trusts, or other registered commingled funds (such as IRC 529 Plans in the U. S. ).

o Pension accounts established under the Hong Kong regulation or the Singapore regulation unless the account has a capacity to invest in securities that are subject to the preclearance and reporting process.

o Retirement plans (e. g. , 401(k)s in the United States or superannuation vehicles in Australia) that are only invested in open-end mutual funds, UCITs, SICAVs, unlisted managed investment schemes not advised or sub-advised by SSGA.

FOR GREATER CLARITY, ALL REPORTABLE ACCOUNTS MUST BE REPORTED IN STARCOMPLIANCE REGARDLESS OF WHETHER THEY ONLY HOLD SECURITIES WHICH ARE CONSIDERED EXEMPT UNDER THE CODE.

     F. AUTOMATIC INVESTMENT PLAN means a program in which regular periodic purchases (or withdrawals) are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation. This includes a dividend reinvestment plan, and payroll and employer contributions to retirement plans.

     G.   CCO means the Global Chief Compliance Officer of SSGA.

     H. COVERED SECURITIES are those securities subject to certain provisions of the Code. See Appendix E - "Security Types and Pre-Clearance and Reporting Requirements" for the application of the Code to the various security types and for a list of securities which are not Covered Securities.

     I. CLOSED-END FUND means a registered investment company that raises capital only periodically, by issuing a fixed number of shares. The shares of the closed-end fund are typically traded on an exchange and their prices fluctuate throughout the trading day, based on supply, demand, and the changing values of their underlying holdings. Closed-end funds are also known as Listed Investment Companies in Australia, and Investment Trusts in the U.K. Closed-end funds do not include funds typically known as "Exchange- Traded Funds" ("ETFs") organized as open-end investment companies or unit investment trusts.

     J. CONTRACTS FOR DIFFERENCE ("CFDs") are financial derivatives that allow investors to take advantage of prices moving up (long positions) or prices moving down (short positions) on underlying financial instruments and are often used to speculate on those markets. A CFD is a contract between two parties, typically described as "buyer" and "seller", stipulating that the seller will pay to the buyer the difference between the current value of an asset and its value at contract time. If the difference is negative, then the buyer pays instead to the seller.

     K. EMPLOYEE INCENTIVE AWARDS means SSGA Performance Equity Plan ("PEP") Awards in State Street Corporation ("STT") stock, Deferred Stock Awards (DSAs), Restricted Stock


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          Awards (RSAs), STT stock options which are granted to employees, and any other awards that are convertible into or otherwise based on STT common stock.

     L.   EMG means the Executive Management Group of SSGA.

     M. FULLY MANAGED ACCOUNT (also known as Discretionary Account) means a Beneficially Owned Account in which the individual has contractually authorized an independent third party broker or advisor to have full investment discretion over the account and trade securities in the account without prior consent from the Covered Person or their related person for each transaction. An account is not considered to be a Fully Managed Account until the Ethics Office has formally approved the account as such. Note: Fully Managed Accounts are reportable, although trade pre-clearance is not required. Additional certifications pertaining to activity in a Fully Managed Account may be required by Ethics from time to time.

     N. IPO means an initial public offering of equity securities registered with the U.S. Securities and Exchange Commission or a foreign financial regulatory authority.

     O. PRIVATE PLACEMENT means a securities offering that is exempt from registration under certain provisions of the U.S. securities laws and/or similar laws of non-U.S. jurisdictions (if you are unsure whether the securities are issued in a private placement, you must consult with the Ethics Office). Private placements include certain co-operative investments in real estate, commingled investment vehicles such as hedge funds, investments in family owned or privately held businesses and private company shares. Time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements. Please see Appendix D for regional definitions of Private Placement.

     P. REPORTABLE FUND means any commingled investment vehicle (except money market funds), or Exchange Traded Note ("ETN") for which the Advisors act as investment advisor, sub-advisor, principal underwriter, or marketing agent. (Note: all ETFs and ETNs are reportable under the Code of Ethics. See Appendix E for reporting and pre-clearance requirements.)

     Q. SSGA COMPLIANCE DEPARTMENT means all global SSGA compliance staff, including those in local offices, in charge of ensuring compliance with the laws and regulations in force worldwide and who report up to the Global Chief Compliance Officer of SSGA.

     R. SPREAD BETTING is any of various types of wagering, such as on sports, financial instruments or house prices for example, on the outcome of an event where the pay-off is based on the accuracy of the wager, rather than a simple "win or lose" outcome. As an example, spread betting on a stock allows the participant to speculate on the price movement of the stock.


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4    Requirements of the Code Applicable to All Access Persons, Investment
     Personnel, and Non-Access Persons

     A.   COMPLIANCE WITH APPLICABLE SECURITIES LAWS

     The Advisors are subject to extensive laws and regulations. As a Covered Person, you must comply not only with all applicable securities laws(3), but all applicable firm-wide policies and procedures, including this Code, which may be, on occasion, more restrictive than applicable securities laws. Any person subject to this Code is responsible for compliance with these rules. Covered Persons residing outside the U.S. must also comply with local securities laws (see Appendix D for specific country requirements). In addition, Covered Persons must be sensitive to the need to recognize any conflict, or the appearance of a conflict, of interest between personal activities and activities conducted for the benefit of the Advisors' clients, whether or not covered by the provisions of this Code.

B.   PROHIBITED CONDUCT

     No Covered Person, in connection with the purchase or sale, directly or indirectly, by such Covered Person of a security held or to be acquired by a Fund, shall:

     a.   Employ any device, scheme or artifice to defraud the Fund;

     b. Make any untrue statement of a material fact to the Fund or omit to state a material fact necessary in order to make the statements made to the Fund, in light of the circumstances under which they are made, not misleading;

     c. Engage in any act, practice or course of business that operates or would operate as a fraud or deceit on the Fund; or

     d.   Engage in any manipulative practice with respect to the Fund.

     C. ADHERENCE TO THE SSGA INSIDE INFORMATION POLICY AND THE STATE STREET STANDARD OF CONDUCT

     Covered Persons must adhere to the provisions of the SSGA Inside Information Policy, which governs the receipt and communication of material, non-public information ("inside information") and prohibits the use of such information in violation of securities laws. The SSGA Inside Information Policy states that trading or recommending trading in any security in violation of securities laws while in possession of material, non-public information ("insider trading") is prohibited. It is a violation of the SSGA Inside Information Policy for any Covered Person to engage in insider trading, including:

     o trading, either personally or on behalf of others, while in possession of inside information;

     o communicating inside information to any other person (except to a direct manager or person authorized by the SSGA Legal Department to receive such information (a "Designated Person") or other Covered Persons on a need-to-know basis with the prior approval of one of the Designated Persons).; and

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(3)  U.S. employees must comply with the applicable U.S. Federal Securities
     Laws. This includes the Securities Act of 1933, the Securities Exchange Act of 1934, the Investment Company Act of 1940, the Investment Advisers Act of 1940, the Sarbanes-Oxley Act of 2002, Title V of the Gramm-Leach-Bliley Act, any rules adopted by the SEC under these statutes, the Bank Secrecy Act and rules adopted there under by the SEC or the Department of the Treasury.

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     o    recommending the purchase or sale of securities to which the inside information relates.

     Inside information may include information about important events involving the Reportable Funds, such as, but not limited to, planned mergers or liquidations of Reportable Funds, or changes in the portfolio management team for a Reportable Fund.

     Employees must also adhere to the provisions of the State Street Standard of Conduct, which addresses personal trading, inside information, and protection of confidential information, among other policies.

     D.   REPORTING VIOLATIONS

     This language does not apply to Covered Persons in France and Italy. Please see Appendix D for the "Reporting Violations" section applicable in France and Italy. Covered Persons are required to promptly report any violation of the Code, and any amendments thereto, whether their own or another individual's, to the Ethics Office. Reports of violations other than your own may be made to the Ethics Office or the senior compliance manager in your region, or the CCO. Alternatively, you may contact the Network to report violations anonymously and confidentially (see Appendix G for contact information).

     State Street recognizes that certain disclosures of confidential information to appropriate government authorities are protected by "whistleblower" and other laws. Nothing in this Code of Ethics is intended to or should be understood to prohibit or otherwise discourage such disclosures. State Street will not tolerate any discipline or other retaliation against employees who properly make such legally-protected disclosures.

     E.   CERTIFICATION OF RECEIPT AND COMPLIANCE

          a.   Initial Certification (New Covered Person)

               Each new Covered Person will be given a copy of this policy and the State Street Standard of Conduct. New employees will be given a copy of the State Street Standard of Conduct. Each new employee's offer letter will include a copy of the Code and a statement advising the individual that he/she will be subject to the Code if he/she accepts the offer of employment. If, outside the U.S. due to local employment practices it is necessary to modify this approach, then the offer letters will be revised in accordance with local law. Within 10 calendar days each new Covered Person must certify that they have (i) read, understand, and will comply with the Code, (ii) will promptly report violations or possible violations (in France and Italy, Covered Persons will acknowledge they have the possibility to report violations or possible violations identified in the "Reporting Violations" section set forth in Appendix D as applicable to France and Italy); and (iii) recognize that an instance of non-compliance with the Code may be grounds for action under the State Street Compliance Enforcement Procedure - Global. Further rules apply to Covered Persons in Italy. Please see section "Certification of receipt and Compliance" in Appendix D as applicable to Italy.

          b.   Annual Certification (All Covered Persons)

               Each Covered Person is required to certify annually in writing that they have read and understand the Code within 30 calendar days following calendar year


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               end. Each Covered Person must also certify that they: (i) have complied with the Code during the course of their association with the Advisor; (ii) will continue to comply with the Code in the future; (iii) will promptly report violations or possible violations (in France and Italy, Covered Persons will acknowledge they have the possibility to report the violations or possible violations identified the "Reporting Violations" section set forth in Appendix D as applicable to France and Italy); (iv) recognize that an instance of non-compliance with the Code may be grounds for action under the State Street Compliance Enforcement Procedure - Global.

     F.   REPORTABLE FUNDS TRANSACTIONS AND HOLDINGS

     Covered Persons are subject to the same policies prohibiting excessive trading that apply to all shareholders in Reportable Funds. These policies, as described in the Reportable Funds' prospectuses, are subject to change.

     Excessive trading activity can raise transaction costs for the fund, disrupt the fund's stated portfolio management strategy, require a fund to maintain an elevated cash position, and result in unwanted taxable gains for fund shareholders and reduce the fund's long-term performance

     Covered Person investments in Reportable Funds are also subject to the Short Term Trading policy described in Section V. B. of this Code. These transactions are also subject to the pre-clearance and reporting requirements described in Appendix E.

     G.   DISCLOSURE OF REPORTABLE ACCOUNTS AND HOLDINGS

     For details on the specific reporting obligations, see Appendix C.

          a.   Initial Report

               Each new Covered Person must disclose all Reportable Accounts, and all holdings in Covered Securities within 10 calendar days of becoming a Non- Access Person, Access Person, or Investment Person. The report must contain information that is current as of a date no more than 45 days prior to the date the new employee became an Access Person, Investment Person, or Non-Access Person.

               Please note that any Reportable Accounts opened during the Covered Person's employment or engagement with SSGA must also be immediately disclosed in StarCompliance regardless of whether there is any activity in the account. Any Reportable Accounts newly associated with a Covered Person, through marriage, gift, inheritance, or any other life event, must be disclosed within 30 days of the event.

          b.   Duplicate Statements and Confirms

               Each Covered Person is responsible for ensuring that their broker-dealer, trust account manager, or other entity through which they have a Reportable Account, sends directly to the Ethics Office paper statements and trade confirmations. Designated Brokers (see Appendix F) send electronic feeds to the Ethics Office. However, it is the responsibility of the Covered Person to


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               verify the accuracy of these feeds through Quarterly Transaction
               Reports and Annual Holdings Reports. This applies to any Reportable Accounts (including Fully Managed Accounts) active during the Covered Person's employment or engagement with SSGA. In local jurisdictions where this is not standard market practice, the Covered Person shall be responsible for supplying the Ethics Office or their designee(s) with required duplicate documents. Please see Appendix D for regional requirements.

          c.   Quarterly Transaction Reports

               Each Covered Person is required to submit a quarterly transaction report for and certify to transactions in all Covered Securities within 30 calendar days of calendar quarter end, even if they had no transactions in Covered Securities during the quarter. Each Covered Person shall also certify that the Reportable Accounts listed in the transaction report are the only Reportable Accounts in which Covered Securities were traded during the quarter for their direct or indirect benefit. For the purposes of this report, transactions in Covered Securities that are effected in Automatic Investment Plans or accounts approved by the Ethics Office as Fully Managed Accounts need not be reported.

          d.   Annual Report

               On an annual basis, Covered Persons are required to make an annual update of their Reportable Accounts and all holdings in Covered Securities within 30 calendar days following calendar year end. Each Covered Person shall certify that the accounts and securities listed in the report are the only Reportable Accounts and Covered Securities in which they have any direct or indirect beneficial ownership and that all details are accurate and correct. The report must contain information that is current as of a date no more than 45 days prior to the date the report is submitted.


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     H.   EXCESSIVE TRADING

          Excessive or inappropriate trading that interferes with job performance or compromises the duty that the Advisors owe to their clients will not be permitted. An unusually high level of personal trading is strongly discouraged and may be monitored by the Ethics Office and reported to the EMG for review. A pattern of excessive trading may lead to action under the State Street Compliance Enforcement Procedure - Global.

     I.   GIFTS AND ENTERTAINMENT

          All employees of the Advisors are required to comply with the State Street Gifts and Entertainment Procedure and the gifts and entertainment section of the State Street Standard of Conduct.

     J.   POLITICAL CONTRIBUTIONS AND ACTIVITIES

          All employees of the Advisors are required to comply with the State Street Corporation Political Activities Policy.

     K.   USE OF THE ADVISORS' PROPRIETARY INFORMATION

          The Advisors' investment recommendations and other proprietary information are for the exclusive use of the Advisors' clients. Covered Persons should not use the Advisors' proprietary information for personal benefit. Any pattern of personal trading suggesting use of the Advisors' proprietary information will be investigated. Any misuse or distribution in contravention of the Advisors' policies regarding confidentiality, proprietary information or the State Street Standard of Conduct is prohibited.

     L.   SERVICE AS A DIRECTOR/OUTSIDE EMPLOYMENT AND BUSINESS ACTIVITIES

          All employees of the Advisors are required to comply with the business conflicts section of the State Street Standard of Conduct.

     M.   FUTURES, OPTIONS, CONTRACTS FOR DIFFERENCE, AND SPREAD BETTING

          Covered Persons are prohibited from engaging in Contracts For Difference ("CFDs") and spread betting. Covered Persons are also prohibited from buying or selling options and futures. An exception may be made for Covered Persons who have received employee options from a prior employer. In those instances, the exercising or selling of options received from the prior employer is subject to the pre-clearance and reporting requirements of the Code. Please see Appendix D for additional regional regulations.

     N.   INITIAL PUBLIC OFFERINGS

          Covered Persons are prohibited from acquiring securities through an allocation by an underwriter of an initial public offering ("IPO"). An exception may be considered for situations where the spouse/domestic partner/PACS partner of an Covered Person is eligible to acquire shares in an IPO of his/her employer with prior written disclosure to and written approval from the Ethics Office. Please see Appendix D for additional regional regulations.

     O.   PRIVATE PLACEMENTS

          Covered Persons must obtain prior written approval from the Ethics Office before participating in a Private Placement. The Ethics Office will consult with the appropriate

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          parties in evaluating the request. To request prior approval, Covered
          Persons must provide the Ethics Office with a completed Private Placement Request form which is available on the Collaborate intranet page. See Appendix D for regional definitions of Private Placements.

          If the request is approved, the Covered Person must report the trade on the Quarterly Transaction Report and report the holding on the Annual Holdings Report (see Section IV. H.) Private placements include and are not limited to certain co-operative investments in real estate, commingled investment vehicles such as hedge funds, investments in family owned businesses, private company shares offered to employees. Time-shares and cooperative investments in real estate used as a primary or secondary residence are not considered to be private placements.

          Covered Persons may not invest in Private Placements if the opportunity to invest in that Private Placement could be considered a favor or gift designed to influence the Covered

          Person's judgment in the performance of his/her job duties or as compensation for services rendered to the issuer. In determining whether to grant prior written approval for any investment in a private placement, the Ethics Office will consider, among other things, whether it would be possible (and appropriate) to reserve that investment opportunity for one or more of Advisors' clients, as well as whether the opportunity to invest in the Private Placement has been offered to the Covered Person as a gift, or as compensation for services rendered.

     P.   INVESTMENT CLUBS AND INVESTMENT CONTESTS

          Covered Persons must obtain prior written approval from the Ethics Office before participating in an Investment Club. The brokerage account(s) of the Investment Club are subject to the pre-clearance and reporting requirements of the Code. Participation in an Investment Club with other SSGA employees requires special review and pre-approval by the Ethics Office. The Advisors prohibit Covered Persons from direct or indirect participation in an investment contest. These prohibitions extend to the direct or indirect acceptance of payment or offers of payments of compensation, gifts, prizes, or winnings as a result of participation in such activities Q. SHORTING OF SECURITIES

          Covered Persons are prohibited from selling securities short. Please see Appendix D for additional regional regulations.

     R.   STATE STREET SECURITIES

          Certain employees of the Advisors are subject to the State Street Securities Trading Policy as administered by the State Street Corporate Legal Department. These employees must comply with this policy.

          During certain trading windows, employees may be permitted to exercise Employee Incentive Awards without being subject to the blackout and open order rule. However, these transactions remain subject to the pre-clearance and reporting requirements of the Code at all times. Employees will be notified when a trading window commences. During this period, all employees remain subject to the SSGA Inside Information Policy, as well as the Personal Trading in Securities section of the State Street Standard of Conduct.

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     S.   ADHERENCE TO THE DESIGNATED BROKER POLICY

          Covered Persons located in the United States are required to keep their Reportable Accounts with one of the eleven approved brokers on State Street's Designated Broker list. The Designated Brokers provide the trading activity in each account through an electronic feed into Star.

          The categorical exemptions to the Designated Broker requirement are:

               a. Fully Managed Accounts (also known as Discretionary Accounts. See definition above.)

               b. Accounts that are part of a former employer's retirement plan (such as a 401k).

               c. Employees who are not US citizens and are working in the US on an ex-pat assignment or whose status is non-permanent resident.

               d.   Securities held in physical form.

               e. Accounts that are part of a spouse's retirement plan at their employer.

          In addition to the categorical exemptions above, under limited situations, Covered Persons who believe they have a hardship may be granted an exemption to the requirement to keep their Reportable Accounts at one of the Designated Brokers. Such Covered Persons may request an exemption to be considered by the Ethics Office by sending an email which explains the hardship to the Ethics Office at ethics@statestreet.com.

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5    Trading Provisions, Restrictions, and Prohibitions Applicable to Access
     Persons and Investment Personnel

     A.   PRE-CLEARANCE

          Access Persons and Investment Personnel must request and receive pre-clearance approval prior to effecting a personal transaction in all Covered Securities (see Appendix E). All pre-clearance requests must be made by submitting a Pre-Trade Authorization Form ("PTAF") for the amount of shares to be transacted in StarCompliance.

          Pre-clearance approval is valid for the same business day the approval is granted. "Good-till-cancelled" orders are not permitted.

          Access Persons and Investment Persons are required to pre-clear donations and/or gifts of securities made.

          Any pre-clearance request may be evaluated to determine compliance with the provisions of the Code relevant to the trade, or as market conditions warrant. As there could be many reasons for pre-clearance being granted or denied, Access Persons and Investment Persons should not infer from the pre-clearance response anything regarding the security for which pre-clearance was requested.

          To manage potential conflicts of interest, the Ethics Office maintains a list of issuers whose securities (including options and futures) may not be traded by anyone subject to this policy. The Restricted List is integrated into the pre-clearance approval process.A security that you already own could be placed on the Restricted List at any time. If this happens, you will be unable to sell the security until it is removed from the Restricted List.

          The contents of the Restricted List shall be considered inside information and is subject to the considerations of the Inside Information Policy.

          By seeking pre-clearance, Access Persons and Investment Personnel will be deemed to be advising the Ethics Office or their designee(s) that they (i) do not possess any material, non-public information relating to the security or issuer of the security; (ii) are not using knowledge of any proposed trade or investment program relating to any client portfolio for personal benefit; (iii) believe the proposed trade is available to any similarly situated market participant on the same terms; and (iv) will provide any relevant information requested by the Ethics Office or their designee(s).

          De Minimis Exception

          TRANSACTIONS EFFECTED PURSUANT TO THE DE MINIMIS EXCEPTION REMAIN SUBJECT TO THE PRE-CLEARANCE AND REPORTING REQUIREMENTS OF THE CODE; however, they are automatically pre-approved due to their size. A "de minimis transaction" is a personal trade that meets one of the following conditions: A single transaction in a security with a value equal to or less than US $5,000 (or the local country equivalent) or multiple transactions in a security within a five business day window that have an aggregate value equal to or less than US $5,000. (See examples on page 16.)

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
DE MINIMIS TRANSACTION EXAMPLES
   STATUS                       TRANSACTION(S)                        NOTES
-----------------------------------------------------------------------------------------------------------------------
   DE MINIMIS                   Day One: Buy $5,000 of ABC, Inc.      No subsequent transactions in five
                                                                      business days
-----------------------------------------------------------------------------------------------------------------------
   DE MINIMIS                   Day One: Sell $1,000 of XYZ Corp.     Within five business days, less than
                                Day Two: Sell $3,000 of XYZ Corp.     $5,000 worth of XYZ Corp. is sold; all
                                Day Four: Sell $800 of XYZ Corp.      transactions are under the de minimis
                                                                      threshold.
-----------------------------------------------------------------------------------------------------------------------
   NOT DE MINIMIS               Day One: Buy $4,500 of PQR, Inc.      Day Three transaction is not considered
                                Day Three: Buy $1,000 of PQR, Inc.    de minimis, as it brings the total for the
                                                                      five business day window over $5,000.
-----------------------------------------------------------------------------------------------------------------------

Exempted Transactions

Pre-clearance is not required for the below list of transactions:

o Purchases or sales which are part of an Automatic Investment Plan where the investment decisions are non-discretionary after the initial selections by the account owner (although the initial selection requires pre-clearance) . These include dividend reinvestment plans, payroll and employer contributions to retirement plans, transactions in Employee Stock Ownership Programs ("ESOPs") and similar services. Initiation of an Automatic Investment Plan must be disclosed to the Ethics Office or their designee(s) in advance.

o Transactions in Covered Securities for which the Ethics Office has determined pre-clearance is not required (please see Appendix E for a chart of Security Types and pre-clearance requirements).

o Subject to prior approval of the account from theEthics Office, transactions made in a Discretionary Account (also known as a Fully Managed Account). An account will not be deemed a Discretionary Account until the Ethics Office has approved the account as a Discretionary Account.

o Transactions in educational savings plans which only allow unaffiliated open-end mutual funds, unit-investment trusts, or other registered commingled products (such as IRC 529 Plans in the U. S. ).

o Involuntary purchases or sales such as mandatory tenders, broker disposition of fractional shares, debt maturities. Voluntary tenders, transactions executed as a result of a margin call, and other non-mandatory corporate actions are to be pre-cleared, unless the timing of the action is outside the control of the Covered Person, or the Ethics Office has determined pre-clearance is not required for a particular voluntary transaction.

o Covered Securities received via a gift or inheritance, although such Covered Securities must be reported in StarCompliance.

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     B.   SHORT-TERM TRADING

          All Access Persons and Investment Personnel are prohibited from profiting from the purchase and sale (or sale and purchase) of the same or equivalent Covered Security within sixty (60) calendar days. Transactions that result in a profit will be considered an instance of non-compliance and result in action under the State Street Compliance Enforcement Procedure - Global. Any profit amount shall be calculated by the Ethics Office or their designee(s), the calculation of which shall be binding. THIS PROVISION DOES NOT APPLY TO:

          o Transactions in securities that are not Covered Securities such as money market funds (see Appendix E);

          o Transactions in ETFs, except the actively-managed SSGA ETFs where the Investment Solutions Group ("ISG") is prohibited from buying and selling or selling and buying actively managed SSGA ETFs within 60 days (see Appendix E);

          o Transactions executed in Discretionary Accounts (also known as Fully Managed Accounts) that have approved by the Ethics Office; or

          o    Transactions effected through an Automatic Investment Plan.

6    Additional Trading Requirements Applicable to Investment Personnel

     A.   OPEN ORDER RULE

          Subject to the de minimis exception (see Section 5), Investment Personnel may not trade in a Covered Security, with the exception of ETFs, on any day that the Advisors have a pending buy or sell order in the same Covered Security on the trading desk for any fund or client account until the order is executed or withdrawn. (NOTE: EXECUTED TRADES ARE CONSIDERED WITH REGARDS TO THE BLACKOUT PERIOD, AS OUTLINED IN SECTION 6.B. BELOW.)

     B.   BLACKOUT PERIOD

          Subject to the de minimis exception (see Section 5), Investment Personnel may not buy or sell a Covered Security that requires pre-clearance for their Reportable Accounts for seven calendar days before or after a transaction in the same or equivalent security in a client portfolio with which they are associated.

          For fundamental strategies, if a Portfolio Manager receives pre-clearance authorization to trade a Covered Security that requires pre-clearance in his or her Reportable Account, and subsequently determines that it is appropriate to trade the same or equivalent security in his or her client portfolio, the Portfolio Manager must contact the Ethics Office prior to executing any trades for his or her Reportable Account and/or client portfolio.



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7    Administration and Enforcement of the Code of Ethics

     A.   APPLICABILITY OF THE CODE OF ETHICS' PROVISIONS

          The Ethics Office, or its designee(s), has the discretion to determine that the provisions of the Code of Ethics policy do not apply to a specific transaction or activity and may exempt any transaction from one or more trading prohibitions in writing under limited circumstances if the transaction is not inconsistent with the purpose of the Code and does not amount to a waiver of a fundamental policy contained in the Code that has been adopted to meet applicable securities laws and applicable firm-wide policies and procedures. The Ethics Office, or its designee(s), will review applicable facts and circumstances of such situations, such as specific legal requirements, contractual obligations or financial hardship. Any Covered Person who would like such consideration must submit a request in writing to the Ethics Office.

     B.   REVIEW OF REPORTS

          The Ethics Office will review and monitor the reports filed by Covered Persons. Covered Persons and their supervisors may or may not be notified of the Ethics Office's review.

     C.   VIOLATIONS AND SANCTIONS

          Any potential instances of non-compliance with the provisions of the Code or related policies will be investigated by the Ethics Office. If a determination is made that an instance of non-compliance occurred, the issue will be addressed under the State Street Compliance Enforcement Procedure - Global. Material violations will be reported promptly to the respective SSGA Committees, boards of trustees/managers of the Reportable Funds or relevant committees of the boards and impacted clients.

     D.   AMENDMENTS AND COMMITTEE PROCEDURES

          As set forth in its charter, the Global Compliance Committee ("the Committee") will review and approve the Code, including appendices and exhibits, and any amendments thereto. The Committee may, from time to time, amend the Code and any appendices and exhibits to the Code to reflect updated business practice or changes in applicable law and regulation. The Committee, or its designee, shall submit material amendments to the EMG for approval. In addition, the Committee, or its designee, shall submit any material amendments to this Code to the respective boards of trustees/managers of the Reportable Funds, or their designee(s), for approval no later than six months after adoption of the material change.

     E.   RECORDKEEPING

          The Ethics Office shall maintain code of ethics records in accordance with the requirements set forth in applicable securities laws.(4)

See Appendix D for additional information relating to the administration and enforcement of the Code of Ethics in certain regions.


----------
(4) In the U.S., record keeping requirements for code of ethics are set forth in Rule 17j-1 of the Investment Company Act of 1940 and Rule 204-2 of the Investment Advisers Act of 1940.

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Appendix A -- SSGA Legal Entities and Locations

ENTITY                                                                                    LOCATION
------------------------------------------------------------------------------------------------------------------------------------
Managed Pension Funds, Limited                                                            London, United Kingdom
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors, Australia, Limited                                          Sydney, Australia
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors, Australia Services, Limited                                 Sydney, Australia
------------------------------------------------------------------------------------------------------------------------------------
SSGA Funds Management, Inc.                                                               Boston, MA
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors, a division of State Street Bank And Trust Company           Boston, MA
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors (Japan) Co., Ltd                                             Tokyo, Japan
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors AG                                                           Zurich, Switzerland
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors Asia Limited                                                 Hong Kong, China
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors France, S.A.                                                 Paris, France
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors GmbH                                                         Munich, Germany
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          London, United Kingdom; Milan, Italy;
State Street Global Advisors Limited                                                      Brussels, Belgium; Amsterdam,
                                                                                          Netherlands
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors Ireland Limited                                              Dublin, Ireland
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors Luxembourg Management Sarl                                   Luxembourg, Luxembourg
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors Singapore Limited                                            Singapore, Singapore
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors, Cayman                                                      Grand Cayman, Cayman Islands
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors, Inc.                                                        Dover, DE
------------------------------------------------------------------------------------------------------------------------------------

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Code of Ethics                              SSGACOE_Nov2015_1


ENTITY                                                                                    LOCATION
------------------------------------------------------------------------------------------------------------------------------------
State Street Global Advisors, Mauritius                                                   Port Louis, Mauritius
------------------------------------------------------------------------------------------------------------------------------------
                                                                                          Montreal, Quebec and Toronto, Ontario,
State Street Global Advisors, Ltd
                                                                                          Canada
------------------------------------------------------------------------------------------------------------------------------------
State Street Unit Trust Management Limited                                                London, United Kingdom
------------------------------------------------------------------------------------------------------------------------------------
State Street Ireland Unit Trust Management Limited                                        Dublin, Ireland
------------------------------------------------------------------------------------------------------------------------------------

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Appendix B -- Beneficial Ownership

The Code states that the Code's provisions apply to accounts beneficially owned by the Covered Person, as well as accounts under direct or indirect influence or control of the Covered Person. Generally, an individual is considered to be a beneficial owner of accounts or securities when the individual has or shares direct or indirect pecuniary interest in the accounts or securities. Pecuniary interest means that an individual has the ability to profit, directly or indirectly, or share in any profit from a transaction. Indirect pecuniary interest extends to, but is not limited to:

o Accounts and securities held by immediate family members sharing the same household; and

o    Securities held in trust (certain restrictions may apply)

o A right to acquire Covered Securities through the exercise or conversion of any derivative security, whether or not presently exercisable

In addition, a Covered Person may be considered a beneficial owner of an account or securities when the Covered Person can exercise direct or indirect investment control.

Practical Application

IF AN ADULT CHILD IS LIVING WITH HIS OR HER PARENTS: If the child is living in the parents' house, but does not financially support the parent, the parents' accounts and securities are not beneficially owned by the child. If the child works for the Advisors and does not financially support the parents, accounts and securities owned by the parents are not subject to the Code, with the exception of UGMA/UTMA, or similar types of accounts, which are legally owned by the child. If one or both parents work for the Advisors, and the child is supported by the parent(s), the child's accounts and securities are subject to the Code because the parent(s) is a beneficial owner of the child's accounts and securities.

CO-HABITATION (DOMESTIC PARTNERSHIP OR PACS): Accounts where the Covered Person is a joint owner, or listed as a beneficiary, are subject to the Code. If the Covered Person contributes to the maintenance of the household and the financial support of the partner, the partner's accounts and securities are beneficially owned by the Covered Person and are therefore subject to the Code.

CO-HABITATION (ROOMMATE): Generally, roommates are presumed to be temporary and have no beneficial interest in one another's accounts and securities.

UGMA/UTMA AND SIMILAR TYPES OF ACCOUNTS: If the Covered Person, or the Covered Person's spouse is the custodian for a minor child, the account is beneficially owned by the Covered
Person. If someone other than the Covered Person, or the Covered Person's spouse, is the custodian for the Covered Person's minor child, the account is not beneficially owned by the Covered Person.

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TRANSFER ON DEATH ACCOUNTS ("TOD ACCOUNTS"): TOD accounts where the Covered
Person receives the interest of the account upon death of the account owner are not beneficially owned by the Covered Person until the account transfer occurs (this particular account registration is not common).

TRUSTS

o If the Covered Person is the trustee for an account where the beneficiaries are not immediate family members, the position should be reviewed in light of outside business activity and generally will be subject to a case-by-case review for Code applicability.

o If the Covered Person is a beneficiary and does not share investment control with a trustee, the Covered Person is not a beneficial owner until the Trust assets are distributed.

o If a Covered Person is a beneficiary and can make investment decisions without consultation with a trustee, the trust is beneficially owned by the Covered Person.

o If the Covered Person is a trustee and a beneficiary, the trust is beneficially owned by the Covered Person.

o If the Covered Person is a trustee, and a family member is beneficiary, then the account is beneficially owned by the Covered Person.

o If the Covered Person is a settler of a revocable trust, the trust is beneficially owned by the Covered Person.

o If the Covered Person's spouse/domestic partner is trustee and beneficiary, a case-by-case review will be performed to determine applicability of the Code.

COLLEGE AGE CHILDREN: If a Covered Person has a child in college and still claims the child as a dependent for tax purposes, the Covered Person is a beneficial owner of the child's accounts and securities.

POWERS OF ATTORNEY: If a Covered Person has been granted power of attorney over an account, the Covered Person is not the beneficial owner of the account until such time as the power of attorney is activated.

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Appendix C -- Reporting Obligations

A.   DUPLICATE STATEMENTS AND CONFIRMATIONS

Covered Persons must instruct their broker-dealer, trust account manager, or other entity through which they have a Reportable Account, to send on a regular basis directly to the Ethics Office or their designee(s):

     o    a trade confirmation summarizing each transaction; and

     o    account statements (e.g. monthly, quarterly statements).

This applies to any Reportable Accounts opened during the Covered Person's employment or engagement with SSGA. In local jurisdictions where this is not standard market practice, the Covered Person shall be responsible for supplying the Ethics Office with required duplicate documents. Please see Appendix D for regional requirements.

B.   INITIAL AND ANNUAL HOLDINGS REPORTS

Covered Persons must file initial and annual holdings reports ("Holdings Reports") in StarCompliance as follows.

     a.   Content of Holdings Reports

          i. The name of any broker, dealer or bank with whom the Covered Person maintained a Reportable Account. Please note that all Reportable Accounts must be reported in StarCompliance regardless of whether they do not presently hold any securities or only hold securities which are considered exempt under the Code.

          ii. The title, number of shares and principal amount of each Covered Security

          iii. The date the Covered Person submits the report.

     b.   Timing of Holdings Reports

          i. Initial Report -- No later than 10 calendar days after becoming an Access Person, Investment Personnel, or Non-Access Person. The information must be current as of a date no more than 45 days prior to the date the Covered Person became an Access Person, Investment Person, or Non- Access Person.

          ii. Annual Report -- Annually, within 30 calendar days following calendar year end and the information must be current as of a date no more than 45 calendar days prior to the date the report is submitted.

     c.   Exceptions from Holdings Report Requirements

     Holdings in securities which are not Covered Securities are not required to be included in Holdings Reports (please see Appendix E).


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Code of Ethics                              SSGACOE_Nov2015_1


C.   QUARTERLY TRANSACTION REPORTS

Covered Persons must file a Quarterly Transaction Report in StarCompliance with respect to any transaction during the calendar quarter in a Covered Security in which the Covered Person had any direct or indirect beneficial ownership: and

     a.   Content of Quarterly Transactions Report

          i.   For Transactions in Covered Securities

               o The date of the transaction, the title, the interest rate and maturity date (if applicable), the number of shares and the principal amount of each Covered Security involved;

               o The nature of the transaction, (i. e. , purchase, sale, or any other type of acquisition or disposition);

               o The price of the Covered Security at which the transaction was effected;

               o The name of the broker, dealer or bank with or through which the transaction was effected; and

               o    The date the report was submitted by the Covered Person.

          ii.  For Newly Established Reportable Accounts Holding ANY Securities

               o The name of the broker, dealer, or bank with whom the Covered Person established the account;

               o    The date the account was established; and

               o    The date the report was submitted by the Covered Person.

     b.   Timing of Transactions Report

          No later than 30 calendar days after the end of the calendar quarter.

     c.   Exception from Transactions Report Requirements

          Transactions effected pursuant to an Automatic Investment Plan as well as transactions in securities which are not Covered Securities, and transactions effected in accounts which are not Reportable accounts, are not required to be included in the Quarterly Transaction Report (please see Appendix E).

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Code of Ethics                              SSGACOE_Nov2015_1

Appendix D -- Specific Country Requirements

(FOR COVERED PERSONS LOCATED IN OFFICES OUTSIDE OF THE U.S.)

Australia

From time to time the Responsible Entity ("RE") of the Australian domiciled Exchange Traded Funds (ETFs) may determine certain Covered Persons could be in possession of material, non-public information relating to one or more ETFs for which State Street Global Advisors, Australia, Limited is the investment advisor, and request a blackout period covering the securities be implemented, whether due to consideration of Australian Securities Exchange listing rules, the insider trading provisions of the Corporations Act 2001 or similar. Typically this may occur during the two weeks prior to the public announcement of income distributions for an ETF.

Upon receipt of a request from the RE, the Ethics Office, or their designee, will review the request and may initiate a blackout period over the relevant ETFs on such terms as are deemed appropriate. Covered Persons to whom a blackout period applies will be advised of the commencement, duration and other specifics of any such blackout period. Any trading in contravention of the blackout period will be treated as an instance of non-compliance with this Code.

United Kingdom

The U.K. Financial Conduct Authority ("FCA") rules on personal account dealing are contained in the FCA Conduct of Business Sourcebook ("COBS").

Under COBS, any of the Advisors based in the U.K. must take reasonable steps to ensure that any investment activities conducted by Covered Persons do not conflict with the Advisor's duties to its customers. In ensuring this is, and continues to be, the case, the Advisors must ensure they have in place processes and procedures which enable them to identify and record any Covered Person transactions and permission to continue with any transaction is only given where the requirements of COBS are met.

France

At the date of this Code, Covered Persons of SSGAF are required in France to comply, in addition to the Code, with the following provisions:

1.   Laws and regulations

     o the Monetary and Financial Code, and in the particular the rules of good conduct provided in Articles L. 533-10 of of the Monetary and Financial Code;

     o the General Regulation of the Financial Markets Authority, and in particular the organizational and good conduct rules provided in Book III of this Regulation;

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Code of Ethics                              SSGACOE_Nov2015_1

     o Instructions, recommendations and decisions issued as the case may be by the French Markets Authority.

2.   Policies and procedures issued locally by SSGAF:

     o    Provisions of the Internal Regulation, as updated on July 1, 2011

     o Policy relating to management and the prevention of conflicts of interest, as updated on November 1, 2007.

Further, as indicated in the Code, certain sections of the Code are not applicable in France, or are applicable in a modified version set forth below. References are to section headings used in the Code.

3. DEFINITIONS

O. Private Placement: In France, a Private Placement means a securities offering that is exempt from registration or which is not subject to the obligation to publish a prospectus under certain relevant provisions of French law and regulation and/or similar laws of jurisdictions outside of France (if you are unsure whether the securities are issued in a private placement, you must consult with the Ethics Office). In France, the rules relating to Private Placements are set forth in Articles L.411-2 and D.411-1 et seq. of the Monetary and Financial Code.

4. REQUIREMENTS OF THE CODE APPLICABLE TO ALL ACCESS PERSONS, INVESTMENT PERSONNEL, AND NON-ACCESS PERSONS

In France, the requirements of the Code shall not apply to personal transactions entered into under a Discretionary Account management service where there is no prior communication in connection with the transaction between the portfolio manager and the Covered Person.

E. Reporting Violations

If a Covered Person in France has reason to believe that a violation of law or regulations relating to internal control procedures in the financial, accounting, banking or anti-corruption areas or that a violation of an interest vital to SSGAF or of the physical or moral integrity of its Covered Persons has been committed, he/she is encouraged to notify the Ethics Office so that SSGAF may carefully examine the facts and take corrective measures.

Covered Persons should identify themselves in order to allow SSGAF to obtain a complete report on the relevant facts as rapidly as possible. Nonetheless, if circumstances require, Covered Persons may communicate the facts anonymously.

The information furnished to the company by a Covered Person believing in good faith that his/her action is necessary to protect SSGAF from illegal or inappropriate behavior will be treated in a strictly confidential and secure manner to the extent allowed by law. Any person identified within the framework of the procedure for reporting violations will have a right to access, obtain further information, and if applicable, object to and correct the data regarding him/her.

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Code of Ethics                              SSGACOE_Nov2015_1

SSGAF will not take any sanctions or retaliatory measures against a Covered Person for reporting suspected violations in good faith. Failure to report will not give rise to any consequences for Covered Persons. However, an abusive use of the reporting procedure may in certain cases expose a Covered Person to sanctions.

H. Disclosure of Reportable Accounts and Holdings (for details on the specific reporting obligations, see Appendix C)

b. Duplicate Statements and Confirms

Each Covered Person in France is responsible for sending to the Ethics Office duplicate securities account statements and duplicate trade confirmations summarizing each transaction, including any Reportable Accounts opened during employment or engagement at SSGAF.

7.   ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

C. Violations and Sanctions

Any potential instances of non-compliance with the provisions of the Code or related policies by Covered Persons in France will be investigated by the Ethics Office. Covered Persons are invited to review the list of misconduct which may, among other violations, give rise to the disciplinary sanctions contemplated by SSGAF's Internal Regulation. If a determination is made that an instance of non-compliance has occurred, the issue will be addressed under the State Street Compliance Enforcement Procedure - Global and enforcement actions may be imposed by the employer, SSGAF. Material violations will be reported promptly to the respective SSGA Committees, boards of trustees/managers of the Reportable Funds or relevant committees of the boards and related clients.

In France, all sanctions will be notified in writing to the employee concerned, indicating the grounds for the sanction.

Prior to any sanction affecting the duties, career, remuneration or presence of the employee, the following procedure will be implemented:

o The employee will be convened to a prior meeting within the two-month period described in Article L. 1332-4 of the Labor Code, by registered letter or by hand delivery against receipt.

o This letter will state the purpose for the convocation and will indicate the date, place and time of the meeting, as well as the possibility for the employee to be assisted by a person of his/her choice from a list which can be consulted at the town hall of SSGA, Defense Plaza, 23-25 rue Delariviere-Lefoullon, 92064 Paris La Defense Cedex and/or the town hall of the employee's domicile (if the employee's domicile is located in the same department as the offices of SSGAF), or at the Labor Inspectorate located at SSGA, Defense Plaza, 23-25 rue Delariviere-Lefoullon, 92064 Paris La Defense Cedex.

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Code of Ethics                              SSGACOE_Nov2015_1

o A preliminary meeting will be held during which the facts relating to the employee's alleged misconduct will be presented to the employee and to the person assisting the employee and at which the employee's explanations will be obtained.

o As the case may be depending on the explanations given, a sanction letter will be sent by registered post, return receipt requested, at the earliest one full day and at the latest one month after the meeting. This letter should set forth the grounds for the sanction.

When the behavior of an employee renders such actions indispensable, conservatory measures may be taken prior to implementing the procedure described above. No sanction may be taken until the procedure has been completed.

The following additional sections are added to Part 7 of the Code in regard to the Code's administration and enforcement in France:

F.   Personal Data

In France, data obtained in the context of the administration and enforcement of the Code will be processed in compliance with the "Computers and Personal Freedom" Act of January 6,
1978, as modified by the Law of August 6, 2004. Pursuant to this law, Covered Persons have access, rectification and objection rights in regard to the data relating to them. They may exercise these rights by contacting the SSGAF Compliance Department. The Ethics Office will be notified of any Covered Persons who invoke the objection rights to provide broker statements to their local Compliance Department.

Certain recipients of personal data are located outside of the EU, in particular the following recipients: SSGA Compliance, Boston, MA, and StarCompliance Software, Inc., Rockville, MD, United States of America. The following data will be communicated to such recipients: Covered
Person's name, business phone number, business email address, name of brokerage firm, account number, name and amount of securities held in brokerage account. StarCompliance Software, Inc. has obtained and maintains a US-EU Safe Harbor Certification with respect to data protection. The transmission of data to recipients located outside of the EU will be made for the purpose of implementing and coordinating the rules contemplated by this Code.

G.   Publicity and Entry into Force

This Code, which has been filed in France with the secretariat of the clerk of the Labor Court of SSGA, Defense Plaza, 23-25 rue Delariviere-Lefoullon, 92064 Paris La Defense Cedex and posted in compliance with the provisions of Articles R.1321-1 and R.1321-2 of the Labor Code, entered into force on December 1, 2009.

It will be provided to all Covered Persons and other relevant persons at the time of hire or arrival on the premises of SSGAF.

Material modifications and additions to these internal rules shall be subject to the same consultation, communication and publicity procedures.

The Code has been previously submitted to the Labor Inspectorate, and is displayed on SSGAF's premises.

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Code of Ethics                              SSGACOE_Nov2015_1

APPENDIX C- REPORTING OBLIGATIONS

A.   Duplicate Statements and Confirmations

Each Covered Person in France is responsible for sending to the Ethics Office duplicate securities account statements and duplicate trade confirmations summarizing each transaction, including any Reportable Accounts opened during employment or engagement at SSGAF- specifically:

o    a trade confirmation summarizing each transaction; and

o    account statements (e. g. monthly, quarterly statements).

This requirement applies to all Reportable Accounts in which a Covered Person has direct or indirect Beneficial Ownership.

Germany

The German rules on personal account dealing are contained in the Securities Trading Act and specified in more detail by the BaFin circular 4/2010 (WA) MaComp "Minimum Requirements for the Compliance Function and Additional Requirements Governing Rules of Conduct, Organisation and Transparency pursuant to Sections 31 et seq. of the Securities Trading Act (Wertpapierhandelsgesetz -
WpHG) for Investment Services Enterprises."

The aforementioned rules cover

o persons who provide investment services directly themselves, as well as all persons who assist these employees by performing both support activities and subsequent control activities. Support functions are regularly performed in particular by research department, compliance department, back office, or IT support staff, assistants, or members of other support areas in an investment services enterprise. Staff members shall be regarded as employees and freelance workers as well as agency workers, temporary staff and interns/trainees at an enterprise;

o persons who perform these activities without being employees of an investment services enterprise if they work for an enterprise to which activities or processes have been outsourced; and

o those employees whose activities may give rise to conflicts of interest or who have access to inside information or other confidential information.

In general, investment services enterprises shall use adequate resources and procedures that are suitable for preventing unlawful personal account dealing of employees. Enterprises are individually responsible for determining which of the employees covered perform activities that could give rise to conflicts of interest or which employees have access to compliance-relevant information by virtue of their activities. Management shall name a unit or the units in the enterprise that is/are entrusted with identifying and regularly monitoring the employees covered. Enterprises are also obliged to maintain an organisational structure that ensures that this unit is regularly informed of the existence of conflicts of interest and of inside and other confidential information within the enterprise.

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Code of Ethics                              SSGACOE_Nov2015_1

Enterprises shall use risk criteria to assess which areas and persons to include; for example, the volume of information available to investment advisers or tied agents may determine whether they are included.

F.   Personal Data

In Germany, data obtained in the context of the administration and enforcement of the Code will be processed in compliance with the Bundesdatenschutzgesetz BDSG. In particular, section 32 applies in this context (data collection, processing and use for employment-related purposes). Employees' personal data may be collected, processed or used to investigate crimes only if there is a documented reason to believe the data subject has committed a crime while employed, the collection, processing or use of such data is necessary to investigate the crime, and the employee does not have an overriding legitimate interest in ruling out the possibility of collection, processing or use, and in particular the type and extent are not disproportionate to the reason.

Switzerland

F.   Personal Data

In Switzerland, personal data may only be processed lawfully. Its processing must be carried out in good faith and must be proportionate. Personal data may only be processed for the purpose indicated at the time of collection, that is evident from the circumstances, or that is provided for by law. The collection of personal data and in particular the purpose of its processing must be evident to the data subject. If the consent of the data subject is required for the processing of personal data, such consent is valid only if given voluntarily on the provision of adequate information. Additionally, consent must be given expressly in the case of processing of sensitive personal data or personality profiles.

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Code of Ethics                              SSGACOE_Nov2015_1

Italy

At the date of this Code, SSGA's Covered Persons are required in Italy to comply, in addition to the Code, with the following provisions:

Laws and regulations

o Legislative Decree No. 58 of 24 February 1998, as amended (the "Italian Financial Act"), containing, inter alia, general provisions concerning investment services;

o Legislative Decree No. 231 of 21 November 2007, as amended (the "Anti-money Laundering Act"), containing, inter alia, the duty to identify each client and subsequently record his data, as well as to keep a unified electronic archive and to notify any suspect transactions;

o Regulation No. 16190 of 29 October 2007, adopted by CONSOB (the "Intermediaries Regulation"), with reference to the investment services and the financial activities carried out in Italy;

o instructions containing information duties and statistical reporting requirements, recommendations and decisions issued as the case may be by any Italian supervisory authorities, including CONSOB and the Bank of Italy.

Further, as indicated in the Code, certain sections of the Code are not applicable in Italy, or are applicable in a modified version set forth below. References are to section headings used in the Code.

2.   STATEMENT OF GENERAL FIDUCIARY PRINCIPLES

Please note that in Italy, the Code does not necessarily apply to transactions of family members or persons in a similar relationship to you. Rather, the Code applies to your personal transactions and related activities, and any transactions of which you are a direct or indirect beneficiary.

In this regard, please also see this Appendix D -- Italy -- III. Definitions --
A. Categories of Employees --Covered Person.

3.   DEFINITIONS

A. Categories of Employees - Covered Person: In Italy, a Covered Person includes employees of the Advisors, including full-time and part-time, exempt and non-exempt employees (where applicable), and other such persons as designated by the Ethics Office. Covered Person also includes certain designated contingent workers engaged at SSGA, including but not limited to consultants, contractors, and temporary help. Covered Persons are subject to the provisions of this Code. Persons related to an employee or a contingent worker, such as spouses, children and other relatives living in the employee's or the contingent worker's household are not covered by the Code, except to the extent the employee or the contingent worker is a direct or indirect beneficiary of transactions entered into by such persons.

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Code of Ethics                              SSGACOE_Nov2015_1

O. Private Placement: In Italy, a Private Placement means a securities offering that is exempt from registration or which is not subject to the obligation to publish a prospectus under certain relevant provisions of Italian law and regulation and/or similar laws of jurisdictions outside of Italy (if you are unsure whether the securities are issued in a private placement, you must consult with the Ethics Office). In Italy, the rules relating to Private Placements are set forth in Article 100 of the Italian Financial Act, as implemented by CONSOB.

4. REQUIREMENTS OF THE CODE APPLICABLE TO ALL ACCESS PERSONS, INVESTMENT PERSONNEL, AND NON-ACCESS PERSONS

C.   Reporting Violations

If a Covered Person in Italy has reason to believe that a violation of law or regulations relating to internal control procedures in the financial, accounting, banking or anti-corruption areas or that an instance of non-compliance of an interest vital to SSGA or of the physical or moral integrity of its Covered Persons has been committed, he/she is encouraged to notify the Ethics Office so that SSGA may carefully examine the facts and the Ethics Office may take corrective measures.

Covered Persons should identify themselves in order to allow SSGA to obtain a complete report on the relevant facts as rapidly as possible. Nonetheless, if circumstances require, Covered Persons may communicate the facts anonymously.

The Italian branch of SSGA will not take any sanctions or retaliatory measures against a Covered Person for reporting suspected instances of non-compliance in good faith. Failure to report will not give rise to any consequences for employees. However, an abusive use of the reporting procedure may in certain cases expose a Covered Person to sanctions.

D.   Certification of Receipt and Compliance

With reference to Italy, further to the provisions set forth under the Code, the following shall apply.

The Code is displayed on the premises of the Italian branch of SSGA and constitutes an integral part of its disciplinary code.

7.   ADMINISTRATION AND ENFORCEMENT OF THE CODE OF ETHICS

C.   Violations and Sanctions

The requirements of this Code have a binding value vis-o-vis the Covered Persons of the Italian branch of SSGA and are to be considered in addition to the provisions contained in the disciplinary code in force within the Italian branch of SSGA.

Any potential violation of the provisions of the Code or related policies by Covered Persons in Italy will be investigated by the Ethics Office. Violations of the Code are reported to the EMG. If a determination is made that an instance of non-compliance has occurred, a sanction may be imposed in accordance with the State Street Compliance Enforcement Procedure - Global and


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Code of Ethics                              SSGACOE_Nov2015_1

pursuant to the rules established by Italian Law and by the applicable national collective bargaining agreement.

As discussed in the State Street Compliance Enforcement Procedure- Global, enforcement shall be differentiated and graduated based on the seriousness of the individual breaches, taking into consideration the objective circumstances, the intentionality, the existence of justifications, the recidivism and the possible repetition of the conducts concerned.

Enforcement may also apply to any supervisor who directs or approves such actions, or has knowledge of them and does not promptly correct them. Conduct which violates this Code may also violate laws and therefore subject the offending Covered Person to civil and criminal liabilities as well.

SSGA may also be subject to prosecution and fines for the conduct of its employees. Reimbursement of losses of damages deriving from any breach of this Code will be requested to the employees according to the procedures set forth by the applicable national collective bargaining agreement.

In Italy, prior to inflict to employee any sanction deriving from possible violations of this Code, the specific disciplinary procedure provided for by Law. No. 300/1970 (the so called "Workers' Statute") shall be implemented.

In particular, the Ethics Office shall notify in writing to the employee concerned the facts relating to the alleged misconduct and shall ask the employee concerned to furnish his/her justifications within 5 days from the receipt of such disciplinary letter.

The disciplinary sanction, if any, shall be adopted following the 5-days' term granted to the employee to render his/her justifications.

The disciplinary sanctions shall be proportional to the employee's behaviour in breach.

F.   Personal Data

In Italy the personal data of the Covered Persons shall be processed in compliance with Legislative Decree n. 196 of 30 June 2003, concerning personal data protection.

Pursuant to Covered Persons have access, rectification and objection rights in regard to the data relating to them. They may exercise these rights by contacting the Ethics Office. The Ethics Office will be notified of any Covered Persons who invoke the objection rights to provide broker statements to their local Compliance Department.

Certain recipients of personal data are located outside of the EU, in particular the following recipients: SSGA Compliance, Boston, MA, and StarCompliance Software, Inc., Rockville, MD, United States of America. The following data will be communicated to such recipients: Covered
Person's name, business phone number, business email address, name of brokerage firm, account number, name and amount of securities held in brokerage account. StarCompliance Software, Inc. has obtained and maintains a US-EU Safe Harbor Certification with respect to data protection. The transmission of data to recipients located outside of the EU will be made for the purpose of implementing and coordinating the rules contemplated by this Code.

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Code of Ethics                              SSGACOE_Nov2015_1

Japan

To comply with local regulatory requirements in Japan, in addition to the other requirements of this Code, the following modifications are added for Japanese Covered Persons.

1. Covered Persons in Japan are subject to a minimum holding period of 6 months regardless of whether a transaction would result in the Covered Person realizing a loss or profit. (Section V. B. Short - Term Trading) This requirement applies to equities, equity warrants, convertible bonds and other equity related products, and does not apply to ETFs, mutual funds, and non-convertible bonds.

2. There is no de minimis exception available to Investment Personnel in Japan who work in the active equity group. (Section VI. A. Blackout Period)

3. If a Covered Person in Japan intends to deal with a Japanese broker (JSDA member only) for equities, equity warrants, convertible bonds and other equity related products, the Covered Person must obtain a special certification ("Jibadashi-syoumei") from SSGA Japan compliance.


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Code of Ethics                              SSGACOE_Nov2015_1

Appendix E -- Security Types and Pre-Clearance and Reporting Requirements

THIS LIST IS NOT ALL INCLUSIVE AND MAY BE UPDATED FROM TIME TO TIME. CONTACT THE ETHICS OFFICE FOR ADDITIONAL GUIDANCE AS NEEDED.

SECURITY TYPE                                                                                                 TRANSACTIONS AND
                                                                  PRE-CLEARANCE     SUBJECT TO SHORT TERM     HOLDINGS REPORTING
                                            COVERED SECURITY?     REQUIRED?         PROFIT PROHIBITION?       REQUIRED?
------------------------------------------------------------------------------------------------------------------------------------
EQUITY SECURITIES (PUBLICLY TRADED)
                                            Yes                   Yes               Yes                       Yes
------------------------------------------------------------------------------------------------------------------------------------
REITS (PUBLICLY TRADED REAL ESTATE
INVESTMENT TRUSTS)                          Yes                   Yes               Yes                       Yes
------------------------------------------------------------------------------------------------------------------------------------
STATE STREET STOCK ("STT")
                                            Yes                   Yes               Yes                       Yes
------------------------------------------------------------------------------------------------------------------------------------
MONEY MARKET MUTUAL FUNDS                   No                    No                No                        No
------------------------------------------------------------------------------------------------------------------------------------
OPEN-END MUTUAL FUNDS, UCITS, SICAVS,
UNLISTED MANAGED INVESTMENT SCHEMES         No                    No                No                        No
NOT ADVISED OR SUB-ADVISED BY SSGA
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    See Section 4.F.


                                                                                    COVERED PERSONS ARE
                                                                                    SUBJECT TO THE SAME
                                                                                    POLICIES PROHIBITING
OPEN-END MUTUAL FUNDS ADVISED AND                                                   EXCESSIVE TRADING THAT
SUB-ADVISED BY SSGA (EXCEPT SSGA            Yes                   Yes               APPLY TO ALL              Yes
MONEY MARKET FUNDS)                                                                 SHAREHOLDERS IN
                                                                                    REPORTABLE FUNDS.
                                                                                    THESE POLICIES, AS
                                                                                    DESCRIBED IN THE
                                                                                    REPORTABLE FUNDS'
                                                                                    PROSPECTUSES, ARE
                                                                                    SUBJECT TO CHANGE.
------------------------------------------------------------------------------------------------------------------------------------
ETFS                                        Yes                   Yes*              No*                       Yes

                                                                                    (*EXCEPT THE ACTIVELY
                                                                                    MANAGED ETFS WHERE
                                                                                    THE INVESTMENT
------------------------------------------------------------------------------------------------------------------------------------

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Code of Ethics                              SSGACOE_Nov2015_1

SECURITY TYPE                                                                                                 TRANSACTIONS AND
                                                                  PRE-CLEARANCE     SUBJECT TO SHORT TERM     HOLDINGS REPORTING
                                            COVERED SECURITY?     REQUIRED?         PROFIT PROHIBITION?       REQUIRED?
------------------------------------------------------------------------------------------------------------------------------------
                                                                                    SOLUTIONS GROUP
                                                                                    ("ISG") IS PROHIBITED
                                                                                    FROM BUYING AND
                                                                                    SELLING OR SELLING AND
                                                                                    BUYING ACTIVELY
                                                                                    MANAGED SSGA ETFS
                                                                                    WITHIN 60 DAYS)
------------------------------------------------------------------------------------------------------------------------------------
    ETNS                                    Yes                   Yes               No                        Yes
------------------------------------------------------------------------------------------------------------------------------------
ALL CLOSED-END MUTUAL FUNDS (ALSO KNOWN AS
INVESTMENT TRUSTS IN U.K. AND LISTED        Yes                   Yes               Yes                       Yes
INVESTMENT COMPANIES IN AUSTRALIA)
------------------------------------------------------------------------------------------------------------------------------------
VENTURE CAPITAL TRUSTS ("VCT'S")            Yes                   Yes               Yes                       Yes
------------------------------------------------------------------------------------------------------------------------------------
HIGH YIELD BOND SECURITIES                  Yes                   Yes               Yes                       Yes
------------------------------------------------------------------------------------------------------------------------------------
CORPORATE BOND SECURITIES                   Yes                   Yes               Yes                       Yes
------------------------------------------------------------------------------------------------------------------------------------
MUNICIPAL BOND SECURITIES                   Yes                   Yes               Yes                       Yes
------------------------------------------------------------------------------------------------------------------------------------
U.S. TREASURY SECURITIES AND OTHER DIRECT
OBLIGATIONS BACKED BY THE FULL FAITH AND
CREDIT OF THE U.S.   GOVERNMENT OR OTHER    No                    No                No                        No
SOVEREIGN GOVERNMENT OR SUPRANATIONAL
AGENCIES
------------------------------------------------------------------------------------------------------------------------------------
US AGENCY SECURITIES, SUCH AS FHLMC AND
FNMA, AND OTHER DEBT OBLIGATIONS NOT
BACKED BY THE FULL FAITH  AND CREDIT OF     Yes                   Yes               Yes                       Yes
THE US GOVERNMENT OR OTHER SOVEREIGN
GOVERNMENT OR SUPRANATIONAL AGENCIES
------------------------------------------------------------------------------------------------------------------------------------
HIGH QUALITY SHORT-TERM DEBT INSTRUMENTS,
CASH, BANKERS ACCEPTANCES, CERTIFICATES     No                    No                No                        No
OF DEPOSIT ("CDS"), COMMERCIAL PAPER,
REPURCHASE AGREEMENTS.
------------------------------------------------------------------------------------------------------------------------------------
TRANSACTIONS IN EMPLOYER STOCK OWNERSHIP    Yes                   The initial       Yes                       Yes, where Covered
PROGRAMS ("ESOPS") AND AUTOMATIC                                  selection and                               Person has a direct or
INVESTMENTS IN PROGRAMS WHERE THE                                 any change in                               indirect Beneficial
INVESTMENT DECISIONS ARE NON-                                     selection must                              Ownership interest in
DISCRETIONARY AFTER THE INITIAL SELECTIONS                        be pre-cleared.                             any Covered Securities
BY THE ACCOUNT OWNER.                                                                                         held by the plan.
------------------------------------------------------------------------------------------------------------------------------------

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Code of Ethics                              SSGACOE_Nov2015_1

SECURITY TYPE                                                                                                 TRANSACTIONS AND
                                                                  PRE-CLEARANCE     SUBJECT TO SHORT TERM     HOLDINGS REPORTING
                                            COVERED SECURITY?     REQUIRED?         PROFIT PROHIBITION?       REQUIRED?
------------------------------------------------------------------------------------------------------------------------------------
                                                                  Yes* - You must
                                                                  submit a
                                                                  completed
                                                                  Private Placement
                                                                  Request Form to
                                                                  Compliance for
HEDGE FUNDS AND OTHER PRIVATE PLACEMENTS    Yes                   approval BEFORE   Yes                       Yes
                                                                  participating
                                                                  and before
                                                                  entering a
                                                                  PTAF to either
                                                                  buy or sell.
------------------------------------------------------------------------------------------------------------------------------------
FIXED INSURANCE PRODUCTS                    No                    No                No                        No
------------------------------------------------------------------------------------------------------------------------------------
EDUCATIONAL SAVINGS PLANS (SUCH AS IRC
SECTION 529 PLANS) WHICH ONLY ALLOW         No                    No                No                        No
UNAFFILIATED COLLECTIVE INVESTMENT
SCHEMES
------------------------------------------------------------------------------------------------------------------------------------
VOLUNTARY RIGHTS, WARRANTS OR TENDER        Yes                   Yes               Yes                       Yes
OFFERS
------------------------------------------------------------------------------------------------------------------------------------
COMPANY STOCK OPTIONS RECEIVED FROM
STATE STREET OR A FORMER EMPLOYER           Yes                   Yes               Yes                       Yes
------------------------------------------------------------------------------------------------------------------------------------
OPTIONS (OTHER THAN COMPANY STOCK OPTIONS   Not permitted
RECEIVED FROM EMPLOYER)                     under the Code.       n/a               n/a                       n/a

------------------------------------------------------------------------------------------------------------------------------------
FUTURES                                     Not permitted
                                            under the Code.       n/a               n/a                       n/a
------------------------------------------------------------------------------------------------------------------------------------
CONTRACT FOR DIFFERENCE                     Not permitted
("CFD") AND SPREAD BETS                     under the Code.       n/a               n/a                       n/a
------------------------------------------------------------------------------------------------------------------------------------

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Code of Ethics                              SSGACOE_Nov2015_1

Appendix F -- Designated Brokers

THE DESIGNATED BROKER POLICY APPLIES TO COVERED PERSONS IN THE UNITED STATES. SEE SECTION 4. S.

o   Charles Schwab
o   Citi
o   E-Trade
o   Fidelity Investments
o   Interactive Brokers
o   Merrill Lynch
o   Morgan Stanley
o   Scottrade
o   TD Ameritrade
o   UBS


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Code of Ethics                              SSGACOE_Nov2015_1

Appendix G -- Contacts

Questions or Concerns about Policies or Situations

o   The Ethics Office (ETHICS@STATESTREET.COM)

Actual or Possible Violations of Policy

o   The Ethics Office (ETHICS@STATESTREET. COM)

o   The Network (Confidential)
    333 Research Court, Norcross, GA 30092 USA

US AND CANADA            1 888 736 9833
--------------------------------------------------------------------------------
AUSTRIA                  0 80 200 288 then 1 888 736 9833
--------------------------------------------------------------------------------
AUSTRALIA                1 800 08 7428
--------------------------------------------------------------------------------
BELGIUM                  0800 7 5651
--------------------------------------------------------------------------------
CAYMAN ISLANDS           1 888 736 9833
--------------------------------------------------------------------------------
CHINA                    Telecom South: 10 800 110 0731
                         China Netcom Group: 10 800 711 0788
--------------------------------------------------------------------------------
FRANCE                   0800 91 2790
--------------------------------------------------------------------------------
GERMANY                  0800 180 8934
--------------------------------------------------------------------------------
HONG KONG                800 90 3272
--------------------------------------------------------------------------------
INDIA                    000 800 100 1389
--------------------------------------------------------------------------------
JAPAN                    KDD: 00531 11 4442
                         Cable & Wireless IDC: 0066 33 801143
                         Softbank Telecom: 0066 33 112661
                         NTT: 0034 800 900131
--------------------------------------------------------------------------------
SOUTH KOREA              00798 11 002 1599
--------------------------------------------------------------------------------

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--------------------------------------------------------------------------------
LUXEMBOURG                                  800 2 7148
--------------------------------------------------------------------------------
NETHERLANDS                                 0800 022 7427
--------------------------------------------------------------------------------
POLAND                                      0 0 800 111 1730
--------------------------------------------------------------------------------
SINGAPORE                                   800 110 1607
--------------------------------------------------------------------------------
SOUTH AFRICA                                0800 981 281
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SWITZERLAND                                 0800 89 6872
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